Exhibit 99.1
INVERNESS MEDICAL INNOVATIONS ANNOUNCES
FOURTH QUARTER 2007 RESULTS

WALTHAM, MA...February 20, 2008...Inverness Medical Innovations, Inc. (AMEX: IMA), a global leader in rapid point-of-care diagnostic products, today announced its financial results for the quarter ended December 31, 2007.
In the fourth quarter of 2007, the Company recorded net revenue of $288.0 million compared to net revenue of $157.0 million in the fourth quarter of 2006. The revenue increase was primarily due to increased product sales in our Professional Diagnostics segment which grew from $87.2 million in the fourth quarter of 2006 to $234.2 million in 2007, principally as a result of businesses acquired which contributed $139.3 million of the increased product revenue. Partially offsetting this increase was a decrease of $16.1 million in revenue as compared to the prior year’s quarter as a result of our second quarter of 2007 formation of a joint venture for our Consumer Diagnostics business with the Procter & Gamble Company and a $3.3 million decrease in product sales from our Nutritional segment.
For the fourth quarter of 2007, the net loss prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) was $12.5 million, or $0.19 per diluted common share, compared to net income of $6.0 million, or $0.15 per diluted common share, for the fourth quarter of 2006. The Company reported adjusted cash basis net income of $27.6 million, or $0.40 per diluted common share, for the fourth quarter of 2007, compared to adjusted cash basis net income of $13.8 million, or $0.34 per diluted common share, for the fourth quarter of 2006.
The Company’s GAAP results for the fourth quarter of 2007 include amortization of $25.6 million, the write-off of $4.8 million of in-process research and development acquired in connection with our acquisition of Diamics, $5.2 million of restructuring charges, $5.3 million of stock-based compensation expense, a $0.8 million charge related to the write-up to fair market value of inventory acquired in connection with the Cholestech and HemoSense acquisitions, and an unrealized foreign currency loss of $3.9 million associated with a cash escrow established in connection with the acquisition of BBI Holdings Plc. GAAP results for the fourth quarter of 2006 include amortization of $5.4 million, a $1.2 million restructuring charge, and $1.6 million of non-cash stock-based compensation expense. These amounts, net of tax, have been excluded from the adjusted cash basis net income per common share for the respective quarters.

A detailed reconciliation of the Company’s adjusted cash basis net income, which is a non-GAAP financial measure, to net loss under GAAP, as well as a discussion regarding this non-GAAP financial measure, is included in the schedules to this press release.
The Company will host a conference call beginning at 10:00 a.m. (Eastern Time) today, February 20, 2008, to discuss these results as well as other corporate matters. During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.
The conference call can be accessed by dialing 973-582-2700 (domestic and international), an access code is not required, or via a link on the Inverness website at www.invernessmedical.com. It is also available via link at http://audioevent.mshow.com/342025/ using Real Player or Windows Media. A telephone replay of the call will be available by dialing 706-645-9291 (domestic and international) with an access code of 34933552. That replay will be available until 12:00 midnight (Eastern Time) on February 23, 2008. An on-demand webcast of the call will be available at the Inverness website (www.invernessmedical.com/News.cfm) two hours after the end of the call and will be accessible for 30 days. Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the same website beginning shortly before the conference call and will continue to be available on this website for 30 days.
For more information about Inverness Medical Innovations, please visit our website at http://www.invernessmedical.com.
By developing new capabilities in near-patient diagnosis, monitoring and health management, Inverness Medical Innovations enables individuals to take charge of improving their health and quality of life. A global leader in rapid point-of-care diagnostics, Inverness’ products, as well as its new product development efforts, focus on infectious disease, cardiology, oncology, drugs of abuse and women’s health. Inverness is headquartered in Waltham, Massachusetts.
Source: Inverness Medical Innovations

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Three Months Ended December 31, 2007						Three Months Ended December 31, 2006
					Non-GAAP						Non-GAAP
					Adjusted						Adjusted
			Non-GAAP		Cash				Non-GAAP		Cash
	GAAP		Adjustments		Basis (a)		GAAP		Adjustments		Basis (a)
Net revenue	$287,960		$—		$287,960		$157,008		$—		$157,008
Cost of sales	149,209		(13,266	)(b)(c)(d)(f)	135,943		89,680		(3,906	)(b)(c)(d)	85,774

Gross profit	138,751		13,266		152,017		67,328		3,906		71,234
Gross margin	48%				53%		43%				45%

Operating expenses:
Research and development	24,898		(3,838	)(b)(c)(d)	21,060		13,917		(1,460	)(c)(d)	12,457
Purchase of in-process research and development	4,825		(4,825	)(g)	—		—		—		—
Selling, general and administrative	99,758		(19,658	)(b)(c)(d)	80,100		44,584		(2,493	)(c)(d)	42,091
Loss on dispositions, net	—		—		—		307		(307	)(e)	—

Operating income	9,270		41,587		50,857		8,520		8,166		16,686
Interest and other income (expense), net	(25,146)		4,006	(c)(h)	(21,140)		(650)		177	(c)	(473)
Income tax (benefit) provision	(3,366)		5,494	(i)	2,128		1,843		552	(i)	2,395

Net (loss) income	$(12,510)		$40,099		$27,589		$6,027		$7,791		$13,818

Net (loss) income per common share:
Basic	$(0.19)				$0.42		$0.15				$0.36

Diluted	$(0.19	)(j)			$0.40	(k)	$0.15	(l)			$0.34	(l)

Weighted average common shares — basic	65,525				65,525		38,885				38,885
Weighted average common shares — diluted	65,525	(j)			69,578	(k)	40,715	(l)			40,715	(l)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP.

(b)	Restructuring charge associated with the decision to close facilities of $5.2 million and $1.2 million for the three months ended December 31, 2007 and 2006, respectively. The $5.2 million charge for the three months ended December 31, 2007 includes: $2.0 million charged to cost of sales, $2.2 million charged to research and development, and $1.0 million charged to selling, general and administrative expense. The $1.2 million charge for the three months ended December 31, 2006 was charged to cost of sales. These charges have been excluded from net income or loss because they have a significant impact on results yet do not occur on a consistent or regular basis in the Company’s business.

(c)	Amortization expense of $25.6 million and $5.4 million included in the fourth quarter of 2007 and 2006 GAAP results, respectively, including $10.2 million and $2.7 million charged to cost of sales, $0.7 million and $1.0 million charged to research and development, $14.6 million and $1.5 million charged to selling, general and administrative expense, and $0.1 million and $0.2 million charged to other income, in the respective quarters.

(d)	Compensation costs of $5.3 million and $1.6 million associated with stock-based compensation expense, including $0.3 million and $0.1 million charged to cost of sales, $0.9 million and $.5 million charged to research and development and $4.1 million and $1.0 million charged to selling, general and administrative.

(e)	Loss of $0.3 million associated with management’s decision to dispose of our SMB research facility.

(f)	Write-offs in the amount of $0.7 million and $0.1 million during the three months ended December 31, 2007, relating to inventory adjustments recorded in connection with the acquisition of Cholestech and HemoSense, respectively.

(g)	Purchase of in-process research and development during the three months ended December 31, 2007 includes a write-off of $4.8 million associated with the value of in-process research and development costs incurred in connection with our acquisition of Diamics.

(h)	A $3.9 million unrealized foreign currency loss associated with a cash escrow established in connection with the acquisition of BBI Holdings Plc.

(i)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (f) and (h).

(j)	For the three months ended December 31, 2007, potential dilutive shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.

(k)	Included in the weighted average diluted common shares for the calculation of diluted net income per common share for the three months ended December 31, 2007, on an adjusted cash basis, are dilutive shares consisting of 4,053,000 common stock equivalent shares from the potential exercise of stock options and awards and warrants. The diluted net income per common share calculation for the three months ended December 31, 2007, on an adjusted cash basis, does not include 2,868,000 common stock equivalent shares from the potential conversion of convertible debt, as inclusion thereof would be antidilutive.
(l)	Included in the weighted average diluted common shares for the calculation of diluted net income per common share for the three months ended December 31, 2006, under GAAP and on an adjusted cash basis, are dilutive shares consisting of 1,830,000 common stock equivalent shares from the potential exercise of stock options and warrants.

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Year Ended December 31, 2007						Year Ended December 31, 2006
					Non-GAAP						Non-GAAP
					Adjusted						Adjusted
			Non-GAAP		Cash				Non-GAAP		Cash
	GAAP		Adjustments		Basis (a)		GAAP		Adjustments		Basis (a)

Net revenue	$839,540		$—		$839,540		$569,454		$—		$569,454
Cost of sales	445,813		(34,877	)(b)(c)(d)(f)	410,936		340,231		(21,036	)(b)(c)(d)	319,195

Gross profit	393,727		34,877		428,604		229,223		21,036		250,259
Gross margin	47%				51%		40%				44%

Operating expenses:
Research and development	69,547		(7,597	)(b)(c)(d)	61,950		53,666		(7,544	)(b)(c)(d)(g)	46,122
Purchase of in-process research and development	173,825		(173,825	)(g)	—				(4,960	)(g)	(4,960)
Selling, general and administrative	323,766		(91,579	)(b)(c)(d)	232,187		165,688		(11,648	)(b)(c)(d)	154,040
Loss on dispositions, net	—		—		—		3,498		(3,498	)(e)	—

Operating (loss) income	(173,411)		307,878		134,467		6,371		48,686		55,057
Interest and other income (expense), net	(69,879)		18,005	(c)(h)(i)	(51,874)		(17,486)		(2,776	)(b)(c)(h)	(20,262)
Income tax (benefit) provision	(1,799)		15,743	(j)	13,944		5,727		1,962	(j)	7,689

Net (loss) income	$(241,491)		$310,140		$68,649		$(16,842)		$43,948		$27,106

Net (loss) income per common share:
Basic	$(4.69)				$1.33		$(0.49)				$0.79

Diluted	$(4.69	)(k)			$1.27	(l)	$(0.49	)(k)			$0.76 (m)

Weighted average common shares — basic	51,510				51,510		34,109				34,109
Weighted average common shares — diluted	51,510	(k)			54,236	(l)	34,109	(k)			35,578 (m)
(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP.

(b)	Restructuring charge associated with the decision to close facilities of $6.7 million and $8.9 million for the year ended December 31, 2007 and 2006, respectively. The $6.7 million charge for the year ended December 31, 2007 includes: $2.0 million charged to cost of sales, $2.5 million charged to research and development, and $2.2 million charged to selling, general and administrative expense. The $8.9 million charge for the year ended December 31, 2006 includes: $9.5 million charged to cost of sales, $2.9 million charged to research and development and $0.8 million charged to selling, general and administrative expense, offset by a $4.3 million net foreign currency gain resulting from the closure of our CDIL operation in Ireland recorded to other income. These charges have been excluded from net income or loss because they have a significant impact on results yet do not occur on a consistent or regular basis in the Company’s business.

(c)	Amortization expense of $62.2 million and $21.8 million for the year 2007 and 2006 GAAP results, respectively, including $24.1 million and $11.2 million charged to cost of sales, $2.9 million and $3.3 million charged to research and development, $34.8 million and $7.1 million charged to selling, general and administrative expense, and $0.4 million and $0.2 million charged to other expense in the respective periods.

(d)	Compensation costs of $57.4 million and $5.5 million associated with stock-based compensation expense, including $0.6 million and $0.4 million charged to cost of sales, $2.2 million and $1.4 million charged to research and development and $54.6 million and $3.7 million charged to selling, general and administrative. The $57.5 million charged to selling, general and administrative during the year-ended December 31, 2007 includes $45.2 million of costs associated with stock option acceleration and conversion in connection with our recent acquisition of Biosite.

(e)	A net loss of $3.5 million resulting from a loss of $4.9 million associated with management’s decision to dispose of our SMB research operation, offset by a $1.4 million gain on the sale of an idle manufacturing facility.

(f)	Write-offs in the amount of $6.2 million, $1.9 million and $0.1 million during the year ended December 31, 2007, relating to inventory adjustments recorded in connection with the acquisition of Biosite, Cholestech and HemoSense, respectively.

(g)	Purchase of in-process research and development during the year ended December 31, 2007 includes a write-off of $169.0 million and $4.8 million associated with the value of in-process research and development costs incurred in connection with our acquisition of Biosite and Diamics, respectively. Purchase of in-process research and development during the year ended December 31, 2006 includes a write-off of $5.0 million associated with the value of in-process research and development costs incurred in connection with our acquisition of Clondiag.

(h)	Write-off of debt origination costs upon early extinguishment of related debt, which constitutes a charge having a significant negative impact on results yet does not occur on a consistent or regular basis in our business in the amount of $15.6 million and $1.3 million for the year ended December 31, 2007 and 2006, respectively.

(i)	A $3.9 million unrealized foreign currency loss associated with a cash escrow established in connection with the acquisition of BBI Holdings Plc, partially offset by a $1.9 million foreign currency gain realized on the settlement of intercompany notes.

(j)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (f), (h) and (i).

(k)	For the year ended December 31, 2007 and 2006, potential dilutive shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.

(l)	Included in the weighted average diluted common shares for the calculation of diluted net income per common share for the year ended December 31, 2007, on an adjusted cash basis, are dilutive shares consisting of 2,726,000 common stock equivalent shares from the potential exercise of stock options and awards and warrants. The diluted net income per common share calculation for the year ended December 31, 2007, on an adjusted cash basis, does not include 1,807,000 common stock equivalent shares from the potential conversion of convertible debt, as inclusion thereof would be antidilutive.

(m)	Included in the weighted average diluted common shares for the calculation of diluted net income per common share for the year ended December 31, 2006, on an adjusted cash basis, are dilutive shares consisting of 1,469,000 common stock equivalent shares from the potential exercise of stock options and warrants.

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in $000s)

	December 31,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$414,732	$71,104
Restricted cash	141,869	—
Marketable securities	2,551	—
Accounts receivable, net	163,380	100,388
Inventories, net	148,231	78,322
Prepaid expenses and other current assets	82,211	25,730

Total current assets	952,974	275,544

PROPERTY, PLANT AND EQUIPMENT, NET	267,880	82,312
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	3,496,616	679,002
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	165,731	48,913

Total assets	$4,883,201	$1,085,771

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$21,096	$8,088
Other current liabilities	257,812	134,143

Total current liabilities	278,908	142,231

LONG-TERM LIABILITIES:
Notes payable, net of current portion	1,366,753	194,888
Deferred tax liability	325,308	23,984
Other long-term liabilities	322,303	10,530

Total long-term liabilities	2,014,364	229,402

TOTAL STOCKHOLDERS’ EQUITY	2,589,929	714,138

Total liabilities and stockholders’ equity	$4,883,201	$1,085,771